Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-QSB (the “Form 10-QSB”) for the quarter ended March 31, 2007 of Manhattan Bancorp (the “Company”).

I, Jeffrey M Watson, President and Chief Executive Officer of the Company, certify that, to the best of my knowledge:

1.            The Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.            The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Bank as of the dates and for the periods presented in the financial statements included in such reports.

Dated:  May 29, 2007

/s/ Jeffrey M. Watson	.
Jeffrey M. Watson
President and Chief Executive Officer